Exhibit 99.7

KOSMOS ENERGY LTD. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2018 and the Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2018 and for the year ended December 31, 2017 have been derived from the historical consolidated financial statements of Kosmos Energy Ltd. (together with its subsidiaries, “Kosmos” or “the Company”) and Deep Gulf Energy LP, DGE II Management, LLC, and DGE III Management, LLC (collectively “Deep Gulf Energy”), as adjusted to give effect to the acquisition of Deep Gulf Energy by the Company (the “Acquisition”) through the incurrence of additional debt under Kosmos’ existing credit facilities, the issuance of Kosmos’ common stock (collectively, the “Transactions”), and the use of cash on hand and are intended to reflect the impact of the Transactions on the Company on a pro forma basis as of and for the periods indicated. The Unaudited Pro Forma Condensed Combined Financial Information does not give effect to any potential additional permanent financing of the Transactions.

The Unaudited Pro forma Condensed Combined Financial Information has been prepared by the Company using the asset acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Subtopic 805-50-25. The relative fair value of identifiable assets acquired and liabilities assumed from the Acquisition are based on an allocation of the purchase price utilizing a preliminary estimate of the relative fair values using assumptions described in the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information that the Company believes are reasonable.

The final purchase price allocation for the Transactions will be performed prior to the Company’s issuance of its financial statements as of and for the three and nine month period ended September 30, 2018. These final valuations will be based on the actual net assets that exist as of the closing of the Acquisition. Any final adjustments may change the allocations of the purchase price, which could affect the purchase price allocated to the assets acquired and liabilities assumed and could result in a change to the Unaudited Pro Forma Condensed Combined Financial Information. Therefore, the result of the final purchase price allocation could be materially different from the preliminary allocation set forth herein.

The following Unaudited Pro Forma Condensed Combined Financial Information is based on, and should be read in conjunction with:

•	The historical audited consolidated financial statements of the Company and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission (“SEC”) on February 26, 2018;

•	The historical unaudited condensed consolidated interim financial statements of the Company and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in its quarterly report on Form 10-Q for the six months ended June 30, 2018, as filed with the SEC on August 6, 2018;

•	The historical audited financial statements of Deep Gulf Energy LP as of and for the year ended December 31, 2017 (included as Exhibit 99.1 to the Current Report on Form 8-K of which this financial information forms an exhibit); and,

•	The historical audited consolidated financial statements of DGE II Management, LLC and subsidiary, and DGE III Management, LLC and subsidiaries as of and for the year ended December 31, 2017 (included as Exhibits 99.2 and 99.3, respectively, to the Current Report on Form 8-K of which this financial information forms an exhibit); and,

•	The historical unaudited interim financial statements as of June 30, 2018 and December 31, 2017 and for the six months ended June 30, 2018 and 2017 of Deep Gulf Energy LP (included as Exhibit 99.4 to the Current Report on Form 8-K of which this financial information forms an exhibit).

•	The historical unaudited condensed interim financial statements as of June 30, 2018 and December 31, 2017 and for the six months ended June 30, 2018 and 2017 of DGE II Management, LLC and subsidiary and DGE III Management, LLC and subsidiaries (included as Exhibits 99.5 and 99.6, respectively, to the Current Report on Form 8-K of which this financial information forms an exhibit).

The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the Transactions as if they had been consummated on June 30, 2018 and includes pro forma adjustments for the allocation of purchase price based on preliminary allocations by management of certain assets and liabilities.

The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2017 combines the Company’s historical results for the year ended December 31, 2017 with Deep Gulf Energy LP’s, DGE II Management, LLC’s, and DGE III Management, LLC’s historical results for the year ended December 31, 2017 and the Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2018 combines the Company’s historical results for the six months ended June 30, 2018 with Deep Gulf Energy LP’s, DGE II Management, LLC’s, and DGE III Management, LLC’s historical results for the six months ended June 30, 2018. The Unaudited Pro Forma Condensed Combined Statements of Operations gives effect to the Transactions as if they had been consummated on January 1, 2017.

The Unaudited Pro Forma Condensed Combined Financial Information has been prepared to reflect adjustments to the Company’s historical consolidated financial information that are (i) directly attributable to the Transactions, (ii) factually supportable and (iii) with respect to the Unaudited Pro Forma Condensed Combined Statement of Operations, expected to have a continuing impact on the combined results. The differences between the actual valuations reflected in the Company’s future balance sheets and the current estimated valuations used in preparing the Unaudited Pro Forma Condensed Combined Financial Information may be material and may affect amounts, including depletion, depreciation and amortization expense, which the Company will recognize in its statement of operations following the Acquisition.

The Unaudited Pro Forma Condensed Combined Financial Information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that actually would have been achieved if the Transactions had occurred on the dates indicated or that may be achieved in future periods. The Unaudited Pro Forma Condensed Combined Financial Information should be read in conjunction with the financial statements of the Company and Deep Gulf Energy LP, DGE II Management, LLC, and DGE III Management, LLC. It also does not reflect any cost savings, operating synergies or revenue enhancements that the Company may achieve with respect to combining the companies or costs to integrate the business or the impact of any non-recurring activity and one-time transaction related costs. Synergies and integration costs have been excluded from consideration because they do not meet the criteria for unaudited pro forma adjustments.

KOSMOS ENERGY LTD. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2018

(In thousands, except per share data)

	Kosmos Historical	Deep Gulf Energy LP	DGE II Management, LLC and Subsidiary	DGE III Management, LLC and Subsidiaries	Pro Forma Adjustments		Pro Forma Combined Company
Assets
Current assets:
Cash and cash equivalents	$116,941	$9,879	$85,989	$84,067	$(245,429)	(A)	$51,447
Restricted cash	20,377	—	—	—	—		20,377
Receivables:
Joint interest billings, net	68,006	256	1,267	18,078	10,529	(J)	98,136
Oil and gas sales	73,700	1,429	17,641	31,636	23,631	(J)	148,037
Related party	2,610	—	6	6,127	(6,134)	(B)	2,609
Other	13,501	36	—	1,109	(1,145)	(J)	13,501
Inventories	71,085	—	1,816	15,879	(589)	(J)	88,191
Prepaid expenses and other	33,638	278	3,570	7,732	(195)	(J)	45,023
Derivatives	18,053	—	49	—	(49)	(J)	18,053
Total current assets	417,911	11,878	110,338	164,628	(219,381)		485,374

Property and equipment:
Oil and gas properties, net	2,253,815	10,080	216,393	286,103	857,845	(D), (I)	3,624,236
Other property, net	9,249	—	216	1,686	26	(J)	11,177
Property and equipment, net	2,263,064	10,080	216,609	287,789	857,871		3,635,413

Other assets:
Equity method investment	151,310	—	—	—	—		151,310
Investments	—	—	3,819	—	(3,819)	(J)	—
Restricted cash	9,168	—	—	140	—		9,308
Long-term receivables - joint interest billings	28,981	—	—	—	—		28,981
Long-term receivable - related party	—	—	—	3,048	(3,048)	(B)	—
Interest receivable - related party	—	—	1,688	398	(2,086)	(B)	—
Deferred financing costs, net of accumulated amortization	1,141	—	—	513	(513)	(C)	1,141
Long-term deferred tax assets	20,763	—	—	—	—		20,763
Derivative asset	10,421	—	—	—	—		10,421
Other	684	875	800	11,983	(11,932)	(J)	2,410
Total assets	$2,903,443	$22,833	$333,254	$468,499	$617,092		$4,345,121

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$128,471	$267	$987	$8,659	$(4,504)	(J)	$133,880
Accounts payable - Related Party	—	65	6,069	—	(6,134)	(B)	—
Accrued liabilities	145,600	6,031	28,733	59,981	18,673	(J)	259,018
Interest payable	—	—	357	—	(357)	(E)	—
Current portion of asset retirement obligations	—	3,003	777	—	—		3,780
Derivative short-term liability	162,329	—	12,890	27,611	(4,874)	(J)	197,956
Total current liabilities	436,400	9,366	49,813	96,251	2,804		594,634

Long-term liabilities:
Long-term debt, net	1,167,775	—	290,874	—	609,126	(E)	2,067,775
Long-term accounts payable - related party	—	—	3,048	—	(3,048)	(B)	—
Long-term notes payable - related party	—	—	4,661	4,857	(9,518)	(B)	—
Long-term interest payable	—	—	20,310	—	(20,310)	(E)	—
Derivative long-term liability	83,733	—	1,918	4,014	(1,294)	(J)	88,371
Asset retirement obligations	70,122	10,377	13,015	18,537	28,933	(F)	140,984
Deferred tax liabilities	392,918	—	—	—	—		392,918
Other long-term liabilities	8,364	—	—	—	—		8,364
Total long-term liabilities	1,722,912	10,377	333,826	27,408	603,889		2,698,412

Members' equity (deficit)	—	3,090	(50,385)	344,840	(297,545)	(G)	—

Shareholders’ equity:
Preference shares, $0.01 par value; 200,000,000 authorized shares; zero issued at June 30, 2018	—	—	—	—	—		—
Common shares, $0.01 par value; 2,000,000,000 authorized shares; 407,557,090 issued at June 30, 2018	4,076	—	—	—	350	(H)	4,426
Additional paid-in capital	2,015,463	—	—	—	307,594	(H)	2,323,057
Accumulated deficit	(1,226,701)	—	—	—	—		(1,226,701)
Treasury stock, at cost, 9,263,269 at June 30, 2018	(48,707)	—	—	—	—		(48,707)
Total shareholders’ equity	744,131	—	—	—	307,944		1,052,075
Total liabilities and shareholders’ equity	$2,903,443	$22,833	$333,254	$468,499	$617,092		$4,345,121

See accompanying notes.

KOSMOS ENERGY LTD. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands, except per share data)

	Kosmos Historical	Deep Gulf Energy LP	DGE II Management, LLC and Subsidiary	DGE III Management, LLC and Subsidiaries	Pro Forma Adjustments		Pro Forma Combined Company
Revenues and other income:
Oil and gas revenue	$578,139	$8,342	$137,956	$155,458	$—		$879,895
Other income, net	58,697	—	—	—	—		58,697

Total revenues and other income	636,836	8,342	137,956	155,458	—		938,592

Costs and expenses:
Oil and gas production	126,850	6,182	50,390	39,754	(1,885)	(C)	221,291
Facilities insurance modifications, net	(820)	—	—	—	—		(820)
Exploration expenses	216,050	18	52	36,346	—		252,466
General and administrative	68,302	326	3,632	12,332	(2,782)	(C)	81,810
Depletion and depreciation	255,203	2,692	57,433	57,080	70,007	(A)	442,415
Interest and other financing costs, net	77,595	1	58,074	1,006	(21,407)	(B)	115,269
Derivatives, net	59,968	—	2,320	12,503	—		74,791
Loss on equity method investments, net	6,252	—	—	—	—		6,252
Other expenses, net	5,291	3,350	2,199	4,408	7,019	(C)	22,267

Total costs and expenses	814,691	12,569	174,100	163,429	50,952		1,215,741

Income (loss) before income taxes	(177,855)	(4,227)	(36,144)	(7,971)	(50,952)		(277,149)
Income tax expense (benefit)	44,937	—	—	—	(11,568)	(D)	33,369

Net loss	$(222,792)	$(4,227)	$(36,144)	$(7,971)	$(39,384)		$(310,518)
Net loss per share:
Basic	$(0.57)						$(0.73)
Diluted	$(0.57)						$(0.73)
Weighted average number of shares used to compute net loss per share:
Basic	388,375				34,994	(E)	423,369
Diluted	388,375				34,994	(E)	423,369

See accompanying notes.

KOSMOS ENERGY LTD. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2018

(In thousands, except per share data)

	Kosmos Historical	Deep Gulf Energy LP	DGE II Management, LLC and Subsidiary	DGE III Management, LLC and Subsidiaries	Pro Forma Adjustments		Pro Forma Combined Company
Revenues and other income:
Oil and gas revenue	$342,387	$6,170	$88,752	$139,285	$—		$576,594
Other income, net	263	—	—	—	—		263

Total revenues and other income	342,650	6,170	88,752	139,285	—		576,857

Costs and expenses:
Oil and gas production	96,583	2,680	25,067	30,865	(1,156)	(C)	154,039
Facilities insurance modifications, net	9,478	—	—	—	—		9,478
Exploration expenses	98,674	—	45	48,756	—		147,475
General and administrative	39,380	11	665	8,247	(2,182)	(C)	46,121
Depletion and depreciation	128,566	1,421	31,136	39,822	68,202	(A)	269,147
Interest and other financing costs, net	44,564	—	29,885	502	(9,747)	(B)	65,204
Derivatives, net	178,750	—	15,378	29,389	—		223,517
Loss on equity method investments, net	(34,796)	—	—	—	—		(34,796)
Other expenses, net	4,643	(38)	440	(1,247)	4,911	(C)	8,709

Total costs and expenses	565,842	4,074	102,616	156,334	60,028		888,894

Income (loss) before income taxes	(223,192)	2,096	(13,864)	(17,049)	(60,028)		(312,037)
Income tax expense (benefit)	(69,693)	—	—	—	(3,615)	(D)	(73,308)

Net loss	$(153,499)	$2,096	$(13,864)	$(17,049)	$(56,413)		$(238,729)
Net loss per share:
Basic	$(0.39)						$(0.55)
Diluted	$(0.39)						$(0.55)
Weighted average number of shares used to compute net loss per share:
Basic	396,218				34,994	(E)	431,212
Diluted	396,218				34,994	(E)	431,212

See accompanying notes.

KOSMOS ENERGY LTD. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Description of Transaction

On August 3, 2018, Kosmos Energy Gulf of Mexico, LLC (“Purchaser”), a wholly owned subsidiary of Kosmos Energy Ltd. (“Kosmos” or “the Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain affiliates of First Reserve Corporation (the sellers under the Purchase Agreement, the “Seller” or "First Reserve") to acquire (the “Acquisition”) 100% of the outstanding equity interests in Deep Gulf Energy LP, DGE II Management, LLC, and DGE III Management, LLC (collectively, “Deep Gulf Energy” or “DGE”). The Acquisition closed on September 14, 2018. In consideration for the Acquisition, Kosmos paid $953 million in cash and 34,993,585 shares of Kosmos’ common stock, subject to post-closing adjustments. Kosmos funded the cash portion of the purchase price using cash on hand and drawings under its existing credit agreements.

On September 14, 2018, Kosmos acquired 100% of the outstanding equity interests in DGE from First Reserve and other shareholders. Deep Gulf Energy is a deepwater company operating in the Gulf of Mexico.

Note 2. Basis of Presentation

The Unaudited Pro Forma Condensed Combined Financial Information reflects the consolidated historical results of the Company and DGE, on a pro forma basis to give effect to the Acquisition, the equity issuance to First Reserve, and borrowings under our existing credit facilities (the “Transactions”), as if they had occurred on June 30, 2018 in the Unaudited Pro Forma Condensed Combined Balance Sheet, and on January 1, 2017 in the Unaudited Pro Forma Condensed Combined Statements of Operations.

The Unaudited Pro Forma Condensed Combined Balance Sheet and Statement of Operations as of and for the six months ended June 30, 2018, respectively, were derived from Kosmos’ unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2018 and from Deep Gulf Energy, LP’s unaudited condensed financial statements as of and for the six months ended June 30, 2018 and DGE II Management, LLC’s and DGE III Management, LLC’s unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2018.

The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2017 was derived from Kosmos’ audited consolidated statement of operations for the year ended December 31, 2017 and from Deep Gulf Energy, LP’s audited financial statements as of and for the year ended December 31, 2017 and DGE II Management, LLC’s and DGE III Management, LLC’s audited consolidated statement of operations for the year ended December 31, 2017.

The Unaudited Pro Forma Condensed Combined Financial Information has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The Unaudited Pro forma Condensed Combined Financial Information has been prepared by the Company by accounting for the transaction as an asset acquisition under Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Subtopic 805-50, by allocating the cost of the acquisition to the assets acquired and liabilities assumed based on their relative fair values. The fair value of identifiable assets acquired and liabilities assumed from the Acquisition are based on a preliminary estimate of fair value using assumptions described in the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information that the Company believes are reasonable.

The final purchase price allocation for the Transactions will be performed prior to the Company’s issuance of its financial statements as of and for the three and nine month periods ended September 30, 2018. These final valuations will be based on the actual net assets that exist as of the closing of the Acquisition. Any final adjustments may change the allocations of the purchase price, which could affect the fair value assigned to the assets acquired and liabilities assumed and could result in a change to the Unaudited Pro Forma Condensed Combined Financial Information. Therefore, the result of the final purchase price allocation could be materially different from the preliminary allocation set forth herein.

The Unaudited Pro Forma Condensed Combined Financial Information reflects events directly attributable to the described transactions and certain assumptions that the Company believes are reasonable. The Unaudited Pro Forma Condensed Combined Financial Information are not necessarily indicative of financial results that would have been attained had the described transactions occurred on the dates indicated above because they necessarily exclude various operating expenses, such as incremental general and administrative expenses that may be necessary to run the Company following the Transactions. The adjustments are based on currently available information and certain estimates and assumptions. Management believes that the assumptions provide a reasonable basis for presenting the significant effects of the described transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma consolidated and combined financial statements.

The Unaudited Pro Forma Condensed Combined Financial Information are provided for illustrative purposes only and are not intended to represent or be indicative of the results of operations or financial position of the combined company that would have been recorded had the Transactions been completed as of the dates presented and should not be taken as representative of future results of operations or financial position of the combined company. The Unaudited Pro Forma Condensed Combined Financial Information do not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that the combined company may achieve with respect to the combined operations.

The Unaudited Pro Forma Condensed Combined Financial Information should be read in conjunction with the Company’s financial statements and related notes included on Form 10-K and Form 10-Q filed on February 26, 2018 and August 6, 2018, respectively, and DGE’s historical financial statements and accompanying notes included as Exhibits 99.1 through 99.6 to the Current Report on Form 8-K of which this financial information forms an exhibit.

Note 3. Reclassification of DGE

Financial information presented in the Deep Gulf Energy, LP, DGE II Management, LLC and DGE III Management, LLC columns in the Unaudited Pro Forma Condensed Combined Balance Sheet and Statement of Operations represents the historical balance sheets of those entities as of June 30, 2018 and the historical statements of operations of those entities for the year ended December 31, 2017 and for the six months ended June 30, 2018, respectively. Certain financial information has been reclassified to conform to the historical presentation in the Company’s consolidated financial statements as set forth below. Unless otherwise indicated, defined line items included in the footnotes have the meanings given to them in the historical financial statements of Deep Gulf Energy, LP, DGE II Management, LLC and DGE III Management, LLC.

Reclassification of Deep Gulf Energy LP

	Before Reclassification	Reclassification Amount	#	After Reclassification
	(in thousands)	(in thousands)		(in thousands)
Balance Sheet - As of June 30, 2018
Accounts receivable	$1,721	$(1,721)	(1)	$—
Joint interest billings, net	—	256	(1)	256
Oil and gas sales	—	1,429	(1)	1,429
Other	—	36	(1)	36
Prepaid expenditures	278	(278)	(2)	—
Prepaid expenses and other	—	278	(2)	278
Oil and gas properties, successful efforts method, net of accumulated depletion	10,080	(10,080)	(3)	-
Oil and gas properties, net	—	10,080	(3)	10,080

Statement of Operations - For the Year Ended December 31, 2017
Gas Revenue	1,105	(1,105)	(4)	—
NGL Revenue	262	(262)	(4)	—
Oil Revenue	6,975	(6,975)	(4)	—
Oil and gas revenue	—	8,342	(4)	8,342
Transportation expenses	248	(248)	(5)	—
Workover expense	1,471	(1,471)	(5)	—
Lease operating expenses	4,463	(4,463)	(5)	—
Oil and gas production	—	6,182	(5)	6,182
Accretion expense	786	(786)	(6)	-
Depletion and depreciation	—	786	(6)	786
Interest expense	1	(1)	(7)	—
Interest and other financing costs, net	—	1	(7)	1
Other operating income	(16)	16	(8)	—
Impairment	4,537	(4,537)	(8)	—
Gain on sale of inventory	(1,171)	1,171	(8)	—
Other expenses, net	—	3,350	(8)	3,350

Statement of Operations - For the Six Months Ended June 30, 2018
Gas Revenue	603	(603)	(9)	—
NGL Revenue	177	(177)	(9)	—
Oil Revenue	5,390	(5,390)	(9)	—
Oil and gas revenue	—	6,170	(9)	6,170
Transportation expenses	149	(149)	(10)	—
Workover expense	70	(70)	(10)	—
Lease operating expenses	2,461	(2,461)	(10)	—
Oil and gas production	—	2,680	(10)	2,680
General and administrative expense	(21)	21	(11)	—
Other operating income	59	(59)	(11)	—
Other expenses, net	—	(38)	(11)	(38)
Accretion expense	876	(876)	(12)	—
Depletion and depreciation	—	876	(12)	876

Reclassification and classification of the Unaudited Pro Forma Deep Gulf Energy LP Balance Sheet as of June 30, 2018 (in thousands):

(1)	Represents disaggregation and reclassification of “Accounts receivable” of $1,721 into “Joint interest billings, net” of $256, “Oil and gas sales” of $1,429 and “Other” of $36.

(2)	Represents reclassification of “Prepaid expenditures” of $278 to “Prepaid expenses and other.”

(3)	Represents reclassification of “Oil and gas properties, successful efforts method, net of accumulated depletion” of $10,080 to “Oil and gas properties, net.”

Reclassification and classification of the Unaudited Pro Forma Deep Gulf Energy LP Statement of Operations for the year ended December 31, 2017 (in thousands):

(4)	Represents reclassification of “Gas revenue” of $1,105, reclassification of “NGLs revenue” of $262 and reclassification of “Oil revenue” of $6,975 to “Oil and gas revenue.”

(5)	Represents reclassification of “Transportation expenses” of $248, reclassification of “Workover expense” of $1,471 and reclassification of “Lease operating expenses” of $4,463 to “Oil and gas production.”

(6)	Represents reclassification of “Accretion expense” of $786 to “Depletion and depreciation.”

(7)	Represents reclassification of “Interest expense” of $1 to “Interest and other financing costs, net.”

(8)	Represents reclassification of “Other operating income” of $16, reclassification of “Impairment” of $4,537 and reclassification of “Gain on sale of inventory” of $1,171 to “Other expenses, net.”

Reclassification and classification of the Unaudited Pro Forma Deep Gulf Energy LP Statement of Operations for the six months ended June 30, 2018 (in thousands):

(9)	Represents reclassification of “Gas revenue” of $603, reclassification of “NGLs revenue” of $177 and reclassification of “Oil revenue” of $5,390 to “Oil and gas revenue.”

(10)	Represents reclassification of “Transportation expenses” of $149, reclassification of “Workover expense” of $70 and reclassification of “Lease operating expenses” of $2,461 to “Oil and gas production.”

(11)	Represents reclassification of “General and administrative expense” of $21 and reclassification of “Other operating income” of $59 to “Other expenses, net.”

(12)	Represents reclassification of “Accretion expense” of $876 to “Depletion and depreciation.”

Reclassification of DGE II Management, LLC

	Before Reclassification	Reclassification Amount	#	After Reclassification
	(in thousands)	(in thousands)		(in thousands)
Balance Sheet - As of June 30, 2018
Accounts receivable	$18,855	$(18,855)	(1)	$—
Joint interest billings, net	—	1,267	(1)	1,267
Oil and gas sales	—	17,641	(1)	17,641
Accrued liabilities	—	(53)	(1)	(53)
Current asset from price risk management activities	49	(49)	(2)	—
Derivatives	—	49	(2)	49
Prepaid expenditures	3,570	(3,570)	(3)	—
Prepaid expenses and other	—	3,570	(3)	3,570
Other property, plant, and equipment, net of accumulated depreciation	216	(216)	(4)	—
Other property, net	—	216	(4)	216
Oil and gas properties, successful efforts method, net of accumulated depletion	216,393	(216,393)	(5)	—
Oil and gas properties, net	—	216,393	(5)	216,393
Current liability from price risk management activities	12,890	(12,890)	(6)	—
Derivative short-term liability	—	12,890	(6)	12,890
Liability from price risk management activities	1,918	(1,918)	(7)	—
Derivative long-term liability	—	1,918	(7)	1,918

	Before Reclassification	Reclassification Amount	#	After Reclassification
	(in thousands)	(in thousands)		(in thousands)
Statement of Operations - For the Year Ended December 31, 2017
Gas Revenue	$9,013	$(9,013)	(8)	$—
NGL Revenue	6,451	(6,451)	(8)	—
Oil Revenue	122,492	(122,492)	(8)	—
Oil and gas revenue	—	137,956	(8)	137,956
Income (loss) from price risk management activities	2,320	(2,320)	(9)	—
Derivatives, net	—	2,320	(9)	2,320
Transportation expenses	7,703	(7,703)	(10)	—
Workover expense	11,792	(11,792)	(10)	—
Lease operating expenses	30,895	(30,895)	(10)	—
Oil and gas production	—	50,390	(10)	50,390
Accretion expense	1,559	(1,559)	(11)	—
Depreciation, depletion, and amortization	55,874	(55,874)	(11)	—
Depletion and depreciation	—	57,433	(11)	57,433
Interest expense	58,074	(58,074)	(12)	—
Interest and other financing costs, net	—	58,074	(12)	58,074
Inventory write-off	1,316	(1,316)	(13)	—
Other operating income	(2,799)	2,799	(13)	—
Loss on settlement of asset retirement obligations	138	(138)	(13)	—
Impairment	1,778	(1,778)	(13)	—
Other expenses, net	—	433	(13)	433

Statement of Operations - For the Six Months Ended June 30, 2018
Gas Revenue	3,430	(3,430)	(14)	—
NGL Revenue	3,429	(3,429)	(14)	—
Oil Revenue	81,893	(81,893)	(14)	—
Oil and gas revenue	—	88,752	(14)	88,752
Other operating income	(71)	71	(15)	—
Inventory write-off	511	(511)	(15)	—
Other expenses, net	—	440	(15)	440
Transportation expenses	1,730	(1,730)	(16)	—
Workover expense	7,904	(7,904)	(16)	—
Lease operating expenses	15,433	(15,433)	(16)	—
Oil and gas production	—	25,067	(16)	25,067
Accretion expense	1,114	(1,114)	(17)	—
Depreciation, depletion, and amortization	30,022	(30,022)	(17)	—
Depletion and depreciation	—	31,136	(17)	31,136
Income (loss) from price risk management activities	15,378	(15,378)	(18)	—
Derivatives, net	—	15,378	(18)	15,378
Interest expense	29,885	(29,885)	(19)	—
Interest and other financing costs, net	—	29,885	(19)	29,885

Reclassification and classification of the Unaudited Pro Forma DGE II Management, LLC Balance Sheet as of June 30, 2018 (in thousands):

(1)	Represents disaggregation and reclassification of “Accounts receivable” of $18,855 into “Joint interest billings, net” of $1,267, “Oil and gas sales” of $17,641 and “Accrued liabilities” of ($53).

(2)	Represents reclassification of “Current asset from price risk management activities” of $49 to “Derivative asset.”

(3)	Represents reclassification of “Prepaid expenditures” of $3,570 to “Prepaid expenses and other.”

(4)	Represents reclassification of “Other property, plant, and equipment, net of accumulated depreciation” of $216 to “Other property, net.”

(5)	Represents reclassification of “Oil and gas properties, successful efforts method, net of accumulated depletion” of $216,393 to “Oil and gas properties, net.”

(6)	Represents reclassification of “Current liability from price risk management activities” of $12,890 to “Derivative short-term liability.”

(7)	Represents reclassification of “Liability from price risk management activities” of $1,918 to “Derivative long-term liability.”

Reclassification and classification of the Unaudited Pro Forma DGE II Management, LLC Statement of Operations for the year ended December 31, 2017 (in thousands):

(8)	Represents reclassification of “Gas revenue” of $9,013, reclassification of “NGLs revenue” of $6,451 and reclassification of “Oil revenue” of $122,492 to “Oil and gas revenue.”

(9)	Represents reclassification of “Income (loss) from price risk management activities” of $2,320 to “Derivatives, net.”

(10)	Represents reclassification of “Transportation expenses” of $7,703, reclassification of “Workover expense” of $11,792 and reclassification of “Lease operating expenses” of $30,895 to “Oil and gas production.”

(11)	Represents reclassification of “Accretion expense” of $1,559 and reclassification of “Depreciation, depletion, and amortization” of $55,874 to “Depletion and depreciation.”

(12)	Represents reclassification of “Interest expense” of $58,074 to “Interest and other financing costs, net.”

(13)	Represents reclassification of “Inventory write-off” of $1,316, reclassification of “Other operating income” of $2,799, reclassification of “Loss on settlement of asset retirement obligations” of $138 and reclassification of “Impairment” of $1,778 to “Other expenses, net.”

Reclassification and classification of the Unaudited Pro Forma DGE II Management, LLC Statement of Operations for the six months ended June 30, 2018 (in thousands):

(14)	Represents reclassification of “Gas revenue” of $3,430, reclassification of “NGLs revenue” of $3,429 and reclassification of “Oil revenue” of $81,893 and to “Oil and gas revenue.”

(15)	Represents reclassification of “Other operating income” of $71 and reclassification of “Inventory write-off” of $511 to “Other expenses, net.”

(16)	Represents reclassification of “Transportation expenses” of $1,730, reclassification of “Workover expenses” of $7,904 and reclassification of “Lease operating expenses” of $15,433 to “Oil and gas production.”

(17)	Represents reclassification of “Accretion expense” of $1,114 and reclassification of “Depreciation, depletion, and amortization” of $30,022 to “Depletion and depreciation.”

(18)	Represents reclassification of “Income (loss) from price risk management activities” of $15,378 to “Derivatives, net.”

(19)	Represents reclassification of “Interest expense” of $29,885 to “Interest and other financing costs, net.”

Reclassification of DGE III Management, LLC

	Before Reclassification	Reclassification Amount	#	After Reclassification
	(in thousands)	(in thousands)		(in thousands)
Balance Sheet - As of June 30, 2018
Accounts receivable	$50,823	$(50,823)	(1)	$—
Joint interest billings, net	—	18,078	(1)	18,078
Oil and gas sales	—	31,636	(1)	31,636
Other	—	1,109	(1)	1,109
Prepaid expenditures	7,732	(7,732)	(2)	—
Prepaid expenses and other	—	7,732	(2)	7,732
Other	140	(140)	(3)	—
Restricted cash	—	140	(3)	140
Other property, plant, and equipment, net of accumulated depreciation	1,686	(1,686)	(4)	—
Other property, net	—	1,686	(4)	1,686
Oil and gas properties, successful efforts method, net of accumulated depletion	286,103	(286,103)	(5)	—
Oil and gas properties, net	—	286,103	(5)	286,103
Accounts payable - related-party	1,052	(1,052)	(6)	—
Accounts payable	—	1,052	(6)	1,052
Current liability from price risk management activities	27,611	(27,611)	(7)	—
Derivative short-term liability	—	27,611	(7)	27,611
Liability from price risk management activities	4,014	(4,014)	(8)	—
Derivative long-term liability	—	4,014	(8)	4,014

	Before Reclassification	Reclassification Amount	#	After Reclassification
	(in thousands)	(in thousands)		(in thousands)
Statement of Operations - For the Year Ended December 31, 2017
Gas Revenue	$8,009	$(8,009)	(9)	$—
NGL Revenue	6,647	(6,647)	(9)	—
Oil Revenue	140,802	(140,802)	(9)	—
Oil and gas revenue	—	155,458	(9)	155,458
Transportation expenses	6,945	(6,945)	(10)	—
Workover expense	4,482	(4,482)	(10)	—
Lease operating expenses	28,327	(28,327)	(10)	—
Oil and gas production	—	39,754	(10)	39,754
Income (loss) from price risk management activities	12,503	(12,503)	(11)	—
Derivatives, net	—	12,503	(11)	12,503
Accretion expense	380	(380)	(12)	—
Depreciation, depletion, and amortization	56,700	(56,700)	(12)	—
Depletion and depreciation	—	57,080	(12)	57,080
Interest expense	1,006	(1,006)	(13)	—
Interest and other financing costs, net	—	1,006	(13)	1,006
Inventory write-off	5,787	(5,787)	(14)	—
Other operating income	(4,205)	4,205	(14)	—
Gain on sale of property	(44)	44	(14)	—
Impairment	2,870	(2,870)	(14)	—
Other expenses, net	—	4,408	(14)	4,408

Statement of Operations - For the Six Months Ended June 30, 2018
Gas Revenue	5,150	(5,150)	(15)	—
NGL Revenue	4,688	(4,688)	(15)	—
Oil Revenue	129,447	(129,447)	(15)	—
Oil and gas revenue	—	139,285	(15)	139,285
Income (loss) from price risk management activities	29,389	(29,389)	(16)	—
Derivatives, net	—	29,389	(16)	29,389
Transportation expenses	4,006	(4,006)	(17)	—
Workover expense	4,076	(4,076)	(17)	—
Lease operating expenses	22,783	(22,783)	(17)	—
Oil and gas production	—	30,865	(17)	30,865
Accretion expense	794	(794)	(18)	—
Depreciation, depletion, and amortization	39,028	(39,028)	(18)	—
Depletion and depreciation		39,822	(18)	39,822
Inventory write-off	2,490	(2,490)	(19)	—
Other operating income	(4,781)	4,781	(19)	—
Impairment	1,044	(1,044)	(19)	—
Other expenses, net	—	(1,247)	(19)	(1,247)
Interest and other expense, net	502	(502)	(20)	—
Interest and other financing costs, net	—	498	(20)	498
Other expenses, net	—	3	(20)	3

Reclassification and classification of the Unaudited Pro Forma DGE III Management, LLC Balance Sheet as of June 30, 2018 (in thousands):

(1)	Represents disaggregation and reclassification of “Accounts receivable” of $50,823 into “Joint interest billings, net” of $18,078, “Oil and gas sales” of $31,636 and “Other” of $1,109.

(2)	Represents reclassification of “Prepaid expenditures” of $7,732 to “Prepaid expenses and other.”

(3)	Represents reclassification of “Other” of $140 to “Restricted cash.”

(4)	Represents reclassification of “Other property, plant, and equipment, net of accumulated depreciation” of $1,686 to “Other property, net.”

(5)	Represents reclassification of “Oil and gas properties, successful efforts method, net of accumulated depletion” of $286,103 to “Oil and gas properties, net.”

(6)	Represents reclassification of “Accounts payable – related-party” of $1,052 to “Accounts payable”. DGE historically disclosed a $1.05 million, third party revenue payable related to its joint venture with Houston Energy Deepwater Venture, as a related party payable.

(7)	Represents reclassification of “Current liability from price risk management activities” of $27,611 to “Derivative short-term liability.”

(8)	Represents reclassification of “Liability from price risk management activities” of $4,014 to “Derivative long-term liability.”

Reclassification and classification of the Unaudited Pro Forma DGE III Management, LLC Statement of Operations for the year ended December 31, 2017 (in thousands):

(9)	Represents reclassification of “Gas revenue” of $8,009, reclassification of “NGLs revenue” of $6,647 and reclassification of “Oil revenue” of $140,802 to “Oil and gas revenue.”

(10)	Represents reclassification of “Transportation expenses” of $6,945, reclassification of “Workover expense” of $4,482 and reclassification of “Lease operating expenses” of $28,327 to “Oil and gas production.”

(11)	Represents reclassification of “Income (loss) from price risk management activities” of $12,503 to “Derivatives, net.”

(12)	Represents reclassification of “Accretion expense” of $380 and reclassification of “Depreciation, depletion, and amortization” of $56,700 to “Depletion and depreciation.”

(13)	Represents reclassification of “Interest and other expense, net” of $1,006 to “Interest and other financing costs, net.”

(14)	Represents reclassification of “Inventory write-off” of $5,787, reclassification of “Other operating income” of $4,205, reclassification of "Gain on sale of property" of $44, and reclassification of “Impairment” of $2,870 to “Other expenses, net.”

Reclassification and classification of the Unaudited Pro Forma DGE III Management, LLC Statement of Operations for the six months ended June 30, 2018 (in thousands):

(15)	Represents reclassification of “Gas revenue” of $5,150, reclassification of “NGLs revenue” of $4,688 and reclassification of “Oil revenue” of $129,447 to “Oil and gas revenue.”

(16)	Represents reclassification of “Income (loss) from price risk management activities” of $29,389 to “Derivatives, net.”

(17)	Represents reclassification of “Transportation expenses” of $4,006, reclassification of “Workover expense” of $4,076 and reclassification of “Lease operating expenses” of $22,783 to “Oil and gas production.”

(18)	Represents reclassification of “Accretion expense” of $794 and reclassification of “Depreciation, depletion, and amortization” of $39,028 to “Depletion and depreciation.”

(19)	Represents reclassification of “Inventory write-off” of $2,490, reclassification of “Other operating income” of $4,781, and reclassification of "Impairment" of $1,044 to “Other expenses, net.”

(20)	Represents reclassification of “Interest and other expense, net” of $502 to “Interest and other financing costs, net” of $498 and "Other expenses, net" of $3.

Note 4. Preliminary Purchase Price Allocation

The aggregate purchase price for the DGE acquisition consisted of $953 million in cash and 34,993,585 shares of Kosmos common stock. Additionally, we incurred $14.1 million of acquisition related costs which have been capitalized as part of the purchase price.

The preliminary purchase price allocation of the Acquisition under the asset acquisition method of accounting is shown below. The final purchase price allocation will be determined when the Company has completed the valuations and necessary calculations subsequent to the Acquisition. The final purchase price allocation will likely differ from these estimates and could differ materially from the preliminary allocation used in the pro forma adjustments.

The fair value measurements of oil and gas assets acquired and asset retirement obligations liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.

Significant inputs to the valuation of oil and gas properties include estimates of: (i) reserves, (ii) future operating and development costs, (iii) future commodity prices, (iv) future plugging and abandonment costs, (v) estimated future cash flows, and (vi) a market-based weighted average cost of capital rate. These inputs require significant judgments and estimates and are the most sensitive and subject to change.

Preliminary Purchase Price Allocation (in thousands)
Fair value of assets acquired:
Proved oil and gas properties	$1,096,337
Unproved oil and gas properties	274,084
Accounts receivable and other	137,951

Total assets acquired	$1,508,372

Fair value of liabilities assumed:
Asset retirement obligations	$74,642
Accrued liabilities and other	118,827
Derivative liabilities	40,265

Total liabilities assumed	$ 233,734

Cash consideration paid	$ 952,586
Fair value of common stock(1)	307,944
Transaction related costs	14,108
Total purchase price	$1,274,638

(1)	Based on 34,993,585 common shares issued at a price of $8.80, which is the opening Kosmos common stock price on September 14, 2018, the closing date of the Acquisition.

Note 5. Pro Forma Balance Sheet Adjustments

A.	Adjustment to reduce DGE cash by $178.7 million to cash acquired of $1.2 million. Additional $66.7 million decrease reflects the use of $66.7 million from cash on the Company's balance sheet to fund a portion of the cash purchase price, as shown in the following table:

(in thousands)
Sources of funds:
Borrowing under secured credit facility	$900,000
Cash on hand	66,694
Total Sources of funds	$966,694
Uses of funds:
Cash paid to seller at closing	$952,586
Transaction related costs	14,108
Total uses of funds	$966,694

B.	Adjustment to eliminate related party balances owed among DGE that will eliminate upon consolidation into Kosmos.

C.	Write-off of deferred financing costs in connection with the application of asset acquisition accounting for $0.5 million.

D.	Represents the impact of the preliminary purchase price allocation on proved and unproved properties.

E.	Represents an increase of $900 million attributable to the draw on existing credit facilities to finance the acquisition, net of the pay down of $290.8 million of DGE debt and $20.7 million of accrued interest.

F.	Represents an adjustment to the DGE asset retirement obligation attributable to the preliminary purchase price adjustment.

G.	Represents an adjustment to eliminate the historical equity of DGE.

H.	Represents an increase to Common shares and Additional paid in capital to reflect the issuance of 34,993,585 Kosmos common shares as part of the purchase price based on the opening share price of $8.80 as of close date September 14, 2018.

I.	DGE records the recovery of the Council of Petroleum Accountants Societies, Inc. ("COPAS") overhead from the partners as Other Income; whereas, Kosmos records it as a reduction to the actual expenditures incurred. The pro forma adjustment reflects the reclassification of such COPAS overhead recovery from other income to general and administrative and oil and gas production on the statement of operations and oil and gas properties on the balance sheet.

J.	Represents preliminary adjustment to acquired working capital as of the acquisition date.

Note 6. Pro Forma Statement of Operations Adjustments

A.	Reflects an increase in depletion and depreciation of $68.6 million and $68.9 million for the year ended December 31, 2017 and six months ended June 30, 2018, respectively, attributable to the relative fair value allocation to oil and gas properties and an increase and decrease to accretion expense of $1.4 million and $0.7 million for the year ended December 31, 2017 and the six months ended June 30, 2018, respectively, attributable to the preliminary purchase price adjustment and application of Kosmos’ credit adjusted discount rate to DGE’s asset retirement obligations.

B.	Kosmos borrowed an additional $600 million under its Reserve Based Loan Facility, which will bear interest at LIBOR plus 3.25%, and $300 million under its Corporate Revolver, which will bear interest of LIBOR plus 5%. The adjustment reflects the following: i) the removal of $59.1 million and $30.3 million of DGE interest expense for the year ended December 31, 2017 and six months ended June 30, 2018, respectively, related to DGE debt that was paid off at closing, ii) an increase in interest expense of $50.9 million and $26.3 million for the year ended December 31, 2017 and six months ended June 30, 2018, respectively, for the borrowings used to finance the Acquisition and iii) a decrease in interest expense of $13.3 million and $5.6 million for the year ended December 31, 2017 and six months ended June 30, 2018, respectively, for the reduction in commitment fees under existing credit facilities due to the increase in actual borrowings. A hypothetical 0.125% increase or decrease in the expected weighted average interest rate would result in an increase or decrease in interest expense of $2.1 million and $1.0 million for the year ended December 31, 2017 and six months ended June 30, 2018, respectively.

C.	DGE records the recovery of COPAS overhead from the partners as Other Income; whereas, Kosmos records it as a reduction to the actual expenditures incurred. The pro forma adjustment reflects the reclassification of such COPAS overhead recovery from other income to general and administrative and oil and gas production on the statement of operations and oil and gas properties on the balance sheet.

D.	Reflects the impact of applying a 35% statutory tax rate for the year ended December 31, 2017 and a 21% statutory tax rate for the six months ended June 30, 2018 to DGE Income (loss) before income taxes and to the pro forma adjustments. The DGE entities had not historically been subject to income tax expense but will be subject to income tax after the Acquisition.

E.	Pro forma basic and diluted net loss per share was calculated by dividing pro forma net loss by the weighted average shares of Kosmos common stock, adjusted for the issuance of 34,993,585 Kosmos common shares in connection with the Acquisition, as if such shares were issued and outstanding on January 1, 2017.

Note 7. Pro Forma Supplemental Oil and Natural Gas Reserve Information

The following tables set forth certain unaudited pro forma information concerning the Company’s proved oil and natural gas, including both dry gas and natural gas liquids (“NGLs”), reserves for the year ended December 31, 2017, giving effect to the DGE acquisition as if it had occurred on January 1, 2017. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development costs. Further, the volumes considered to be commercially recoverable fluctuate with changes in prices and operating costs. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of currently producing oil and natural gas properties. Accordingly, these estimates are expected to change as additional information becomes available in the future. The estimates of reserves, and the standardized measure of future net cash flow, shown below, reflects DGE’s development plan for the properties acquired by the Company pursuant to the DGE acquisition, rather than the Company’s development plan for such properties. The Company’s estimate of proved oil and natural gas may be materially different than the estimates determined by DGE’s management team. The following reserve data represent estimates only and should not be construed as being precise.

	Kosmos Historical			DGE Acquisition(1)			Pro Forma Combined Company
	Oil	Natural Gas	Total	Oil	Natural Gas	Total	Total
	(MMBbl)	(Bcf)	(MMBoe)	(MMBbl)	(Bcf)	(MMBoe)	(MMBoe)
Net proved developed and undeveloped reserves at December 31, 2016	74	15	77	40	67	51	128
Extensions and discoveries	1	-	1	3	4	3	4
Production	(11)	(1)	(12)	(5)	(9)	(7)	(19)
Revision in estimate	18	35	24	5	27	9	33
Purchases of minerals-in-place	20	13	21	-	-	-	21
Net proved developed and undeveloped reserves at December 31, 2017	101	62	110	42	88	57	168
Proved developed reserves
December 31, 2017	77	51	85	26	50	34	119
Proved undeveloped reserves
December 31, 2017	24	11	25	16	38	23	48

(1)	Includes Deep Gulf Energy LP, DGE II Management, LLC and subsidiary, and DGE III Management, LLC and subsidiaries reserves. The individual reserve disclosures for Deep Gulf Energy LP, DGE II Management, LLC and subsidiary, and DGE III Management, LLC and subsidiaries can be found in their respective audited financial statements as filed as an exhibit to this 8-K. Totals may not add as a result of rounding.

Standardized Measure of Discounted Future Net Cash Flows

Summarized in the following table is information for the standardized measure of discounted cash flows relating to proved reserves as of December 31, 2017, giving effect to the DGE acquisition. The standardized measure of discounted future net cash flows does not purport to be, nor should it be interpreted to present, the fair value of the oil and natural gas reserves of the property. An estimate of fair value would take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

The estimates of future cash flows and future production and development costs as of December 31, 2017 are based on the unweighted arithmetic average first-day-of-the-month price for the preceding 12-month period.

Estimated future production of proved reserves and estimated future production and development costs of proved reserves are based on current costs and economic conditions. All wellhead prices are held flat over the forecast period for all reserve categories. The estimated future net cash flows are then discounted at a rate of 10%.

	Kosmos Historical	DGE Acquisition(1)	Pro Forma Combined
At December 31, 2017		(in millions)
Future cash inflows	$5,476	$2,273	$7,749
Future production costs	(2,398)	(587)	(2,985)
Future development costs	(1,355)	(430)	(1,785)
Future tax expenses(2)	(428)	—	(428)
Future net cash flows	1,295	1,256	2,551
10% annual discount for estimating timing of cash flows	(194)	(358)	(552)
Standardized measure of discounted future net cash flows	$1,101	$898	$1,999

(1)	Includes Deep Gulf Energy LP, DGE II Management, LLC and subsidiary, and DGE III Management, LLC and subsidiaries reserves. The individual reserve disclosures for Deep Gulf Energy LP, DGE II Management, LLC and subsidiary, and DGE III Management, LLC and subsidiaries can be found in their respective audited financial statements as filed as an exhibit to this 8-K.

(2)	The Company is a tax exempt company incorporated pursuant to the laws of Bermuda. The Company has not been and does not expect to be subject to future income tax expense related to its proved oil and gas reserves levied at a corporate parent level. Accordingly, the Company’s Standardized Measure for the years ended December 31, 2017 only reflects the effects of future tax expense levied at an asset level. Future net cash flows for the assets acquired from DGE do not include the effects of income taxes on future revenues because DGE were limited liability companies not subject to entity-level income taxation. Accordingly, no provision for federal income taxes has been provided because taxable income was passed through to their equity holders.

In the foregoing determination of future cash inflows, sales prices used for gas and oil for December 31, 2017 were estimated using the average price during the 12-month period, determined as the unweighted arithmetic average of the first-day-of-the-month price for each month. Prices were adjusted by lease for quality, transportation fees and regional price differentials. Future costs of developing and producing the proved gas and oil reserves reported at the end of each year shown were based on costs determined at each such year-end, assuming the continuation of existing economic conditions.

It is not intended that the standardized measure of discounted future net cash flows represents the fair market value of the Company’s proved reserves. The Company cautions that the disclosures shown are based on estimates of proved reserve quantities and future production schedules which are inherently imprecise and subject to revision, and the 10% discount rate is arbitrary. In addition, costs and prices as of the measurement date are used in the determinations, and no value may be assigned to probable or possible reserves.

Changes in the standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves are as follows:

	Kosmos Historical	DGE Acquisition(1)	Pro Forma Combined
	(in millions)
Balance at December 31, 2016	$846	$615	$1,461
Purchase of minerals in place	146	—	146
Sales and transfers 2017	(467)	(205)	(672)
Extensions and discoveries	21	29	50
Net changes in prices and costs	485	190	675
Previously estimated development costs incurred during the period	6	58	64
Net changes in development costs	(388)	(59)	(447)
Revisions of previous quantity estimates	415	192	607
Net changes in tax expenses(2)	(8)	—	(8)
Accretion of discount	98	61	159
Changes in timing and other	(53)	17	(36)
Balance at December 31, 2017	$1,101	$898	$1,999

(1)	Includes Deep Gulf Energy LP, DGE II Management LLC and subsidiary, and DGE III Management LLC and subsidiaries reserves. The individual reserve disclosures for Deep Gulf Energy LP, DGE II Management LLC and subsidiary, and DGE III Management LLC and subsidiaries can be found in their respective audited financial statements as filed as an exhibit to this 8-K.

(2)	The Company is a tax exempt company incorporated pursuant to the laws of Bermuda. The Company has not been and does not expect to be subject to future income tax expense related to its proved oil and gas reserves levied at a corporate parent level. Accordingly, the Company’s Standardized Measure for the years ended December 31, 2017 only reflects the effects of future tax expense levied at an asset level. Future net cash flows for the assets acquired from DGE do not include the effects of income taxes on future revenues because DGE is a limited liability company not subject to entity-level income taxation. Accordingly, no provision for federal income taxes has been provided because taxable income was passed through to their equity holders. Although the DGE entities were not historically subject to income tax expense, they will be subject to U.S. federal and certain state income taxes after the Acquisition.

Estimates of economically recoverable oil and natural gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree subjective and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of oil and natural gas may differ materially from the amounts estimated.